Exhibit 99.1

SoundHound AI to Acquire SYNQ3 to Expand Its AI Customer Service Solutions and Create the Largest Voice AI Provider for Restaurants

Merger will create a new AI market leader with over 10,000 restaurant locations and best-in-class voice AI solutions

SANTA CLARA, Calif., December 07, 2023 – SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice artificial intelligence, today announced a definitive merger agreement to acquire SYNQ3 Restaurant Solutions, a leading provider of voice AI and other technology solutions to the restaurant industry.

The deal will make SoundHound the preeminent U.S. provider of voice AI for restaurants, significantly extending its market reach by an order of magnitude to over 10,000 signed locations and accelerating the deployment of leading-edge generative AI capabilities to the industry. SYNQ3 will also add large national brands spanning drive thru, fast casual, casual segments, and convenience stores to SoundHound’s fast growing customer base – bringing the total to more than 25 national and multinational chains.

The highly complementary businesses will match nearly two decades of SoundHound AI innovation with decades of SYNQ3 industry expertise and established relationships. The SYNQ3 team brings deep restaurant sales, product, and customer service experience with an increasing focus on AI. Seasoned executive talent like Co-Founder and CEO Steve Bigari, a former McDonald’s operator, will strengthen SoundHound AI’s leadership as the company moves to rapidly roll out its best-in-class proprietary AI solutions to restaurants across the U.S. and beyond.

Other immediate business benefits include:

●	Over 100,000 restaurant locations in the combined pipeline, and over 10,000 signed

●	A broad suite of AI products to offer SYNQ3’s established customer base more value added services, including Dynamic Interaction, Smart Answering, and Employee Assist

●	Revenue synergies with SoundHound’s existing restaurant business

●	Enhanced AI models using data from over 50 million interactions to strengthen product performance

●	Omnichannel voice and conversational AI offerings that allow restaurants to engage across multiple touchpoints

●	An acceleration of SoundHound’s monetization strategy via voice-enabled food and drink ordering in millions of cars, TVs, and IoT devices.

“In joining forces, SoundHound AI and SYNQ3 will be the go-to standard for cutting-edge voice and conversational AI solutions for the restaurant industry,” said Keyvan Mohajer, CEO and Co-Founder of SoundHound AI. “Restaurant operators are turning to technology en masse, and voice AI is now playing a key role in helping them drive sales, reduce costs, and alleviate the burden of increasing demand on their employees.”

“SoundHound AI and SYNQ3 will provide our restaurant partners with a formidable voice solution that we believe significantly surpasses the competition,” said Steve Bigari, CEO and Co-Founder of SYNQ3. “Our businesses are highly complementary, with both AI and industry expertise at the core of who we are. Together, we plan to capitalize on those synergies to provide best-in-class AI ordering methodologies backed by the largest library of restaurant AI orders in the world. This will power a rapid acceleration of our growth!”

SoundHound is expected to pay a total consideration of $25 million. Over the next three years, based on certain revenue targets being achieved, up to $4 million of additional consideration could be realized. The aggregate consideration payable to stockholders of SYNQ3 consists of approximately 20% in cash and approximately 80% in shares of SoundHound’s Class A common stock. The transaction is expected to close in Q1 next year. Additional details will be provided on SoundHound’s Q4 2023 earnings conference call.

About SoundHound AI

SoundHound (Nasdaq: SOUN), a global leader in conversational intelligence, offers voice AI solutions that let businesses offer incredible conversational experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators across automotive, TV, and IoT, and to customer service industries via groundbreaking AI-driven products like Smart Answering, Smart Ordering, and Dynamic Interaction™, a real-time, multimodal customer service interface. Along with SoundHound Chat AI, a powerful voice assistant with integrated Generative AI, SoundHound powers millions of products and services, and processes billions of interactions each year for world class businesses.

Forward Looking Statements

This communication contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements concerning the closing of the merger, the expected operational and financial performance of the Company upon closing of the merger, the Company's ability to retain customers of SYNQ3 following the merger, and such other statements that may be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These statements are based on management’s current expectations, assumptions, estimates and beliefs. While the Company believes these expectations, assumptions, estimates and beliefs are reasonable, such forward-looking statements are only predictions, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) failure of SYNQ3 to obtain stockholder approval as required for the proposed transaction; (ii) failure to satisfy the conditions to the closing of the proposed transaction; (iii) unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction; (iv) the effect of the announcement of the proposed transaction on the ability of the Company or SYNQ3 to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company or SYNQ3 do business, or on the Company or SYNQ3’s operating results and business generally; (v) the outcome of any legal proceeding related to the proposed transaction; (vi) the challenges and costs of integrating, restructuring and achieving anticipated synergies and benefits of the proposed transaction and the risk that the anticipated benefits of the proposed transaction may not be fully realized or take longer to realize than expected; (vii) competitive pressures in the markets in which the Company and SYNQ3 operate; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; and (ix) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including each of the Company’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that the Company files from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Media Contact:

Fiona McEvoy

415 610-6590

PR@SoundHound.com

Investor Contact:

Scott Smith

408-724-1498

IR@SoundHound.com